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                                                                    EXHIBIT 10.4


                                AMENDMENT NO. 1
                                     TO THE
           SOURCE SERVICES CORPORATION EMPLOYEES' PROFIT SHARING PLAN



         This Amendment No. 1 to the Source Services Corporation Employees' Profit Sharing Plan, as amended and restated effective January 1, 1989 (the "Plan") is adopted by Source Services Corporation (the "Company") as of the 9th day of April, 1996, effective as set forth herein.

                              W I T N E S S E T H:

         WHEREAS, the Plan was amended and restated on December 15, 1994, effective generally as of January 1, 1989, to incorporate, among other things, the provisions of the Tax Reform Act of 1986, as amended and subsequent laws applicable to the Plan; and

         WHEREAS, the Company desires to amend the Plan further as set forth herein to modify certain duties and responsibilities of the Trustee and the Plan's administrative committee with respect to the operation of the Plan, and to provide active participants with an opportunity to participate in sales of Company stock in connection with an initial public offering of the Company's stock;

         NOW THEREFORE, pursuant to the provisions of Article 12.1 of the Plan, the Company hereby amends the Plan in the following respects:

         1. Article 8 of the Plan hereby is amended, effective as of April 1, 1996, by adding a new Article 8.6 thereto to read as follows:

                 8.6 In the event of an initial public offering ("IPO") of SSC Stock, any Active Participant may elect in writing, in such manner and form as the Named Fiduciary for Investments may adopt, to direct the Trustee to sell in the IPO vested shares of SSC Stock allocated to his or her Company Stock Account in accordance with the provisions of this Article 8.6. The aggregate amount, if any, of SSC Stock allocated to the Company Stock Accounts of Active Participants that may be sold in the IPO will be determined by the Company based on the advice of the managing underwriter in the IPO (the "Plan IPO Allocation"). An Active Participant who elects to have vested shares of SSC Stock sold pursuant to this Article 8.6 shall participate in the Plan IPO Allocation pro rata, based on such Active Participant's vested shares of SSC Stock held in his or her Company Stock Account relative to the total number of vested shares of SSC Stock held in the Company Stock Accounts of all Active Participants. In the event any Active
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Amendment No. 1 to the Source Services Corporation
Employees' Profit Sharing Plan                                            Page 2


         Participant elects to have sold less than his or her pro rata share of the IPO Plan Allocation, the pro rata share of the remaining IPO Allocation for Active Participants who elect to participate in full in the IPO Allocation shall be increased in the proportion that the vested shares of SSC Stock allocated to each such Active Participant's Company Stock Account bears to the total number of vested shares of SSC Stock of all such Active Participants who qualify to participate in the allocation of the remaining IPO Allocation. For purposes of applying this Article 8.6, an Active Participant's vested shares of SSC Stock shall be equal to the number of such shares allocated to his or her Company Stock Account, multiplied by his or her vested percentage as determined under Article 6 or Article 16, as the case may be, as of the last day of the Fiscal Year which coincides with or next precedes the date of an IPO. If the SSC Stock credited to an Active Participant's Company Stock Account is sold pursuant to the provisions of this Article 8.6, the net proceeds from such sale will be allocated to his or her Other Investment Account and will be invested in such investment options as the Active Participant may elect as provided in Article 11.4.

         2. Article 10 of the Plan hereby is amended, effective as of April 1, 1996 by deleting Article 10.2(k) thereof in its entirety.

         3. Article 11 of the Plan hereby is amended, effective as of April 1, 1996, by restating Article 11.3 thereof in its entirety to read as follows:

                 11.3 Each Participant whose accounts have not been distributed shall have the right to direct the Trustee as to the exercise of voting rights with respect to the vested shares of SSC Stock allocated to his or her Company Stock Account. For purposes of this Article 11.3, a Participant's vested shares of SSC Stock shall be equal to the number of such shares allocated to his or her Company Stock Account, multiplied by his or her vested percentage as determined under Article 6 or Article 16, as the case may be, as of the last day of the Fiscal Year which coincides with or next precedes the date on which such exercise of voting rights occurs, reduced by the number of shares of SSC Stock which have been distributed subsequent to such date and prior to the date on which such voting occurs. The Trustee shall vote all vested shares of SSC Stock for which the Trustee has received directions from Participants as provided by this Article 11.3, in accordance with such directions. In addition, the Trustee shall vote (a) all vested shares of SSC Stock with respect to which the Trustee has not received from Participants directions given in accordance with such procedures and requirements as the Trustee may establish and (b) all unvested shares of SSC Stock. The Trustee, in its discretion, shall
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Amendment No. 1 to the Source Services Corporation
Employees' Profit Sharing Plan                                            Page 3



         adopt such procedures as it deems reasonable and appropriate in accordance with the Trustee's responsibilities under ERISA to solicit Participants' directions as to the manner in which vested shares allocated to the Participants' Company Stock Accounts shall be voted and to ensure the confidentiality of the Participants' votes, provided that such procedures shall be uniformly applied to all Participants and shall be designed to give all Participants a fair opportunity to exercise the pass-through voting provided under this Article 11.3.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed by its duly authorized officers as of the date first above written.

                                             SOURCE SERVICES CORPORATION



                                             By: /s/ D. Les Ward
                                                ----------------------------
                                                     D. Les Ward, President